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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2001 relating to the combined financial statements and the combined financial statement schedule of El Paso Corporation (the "Company"), which appears in the Company's Current Report on Form 8-K/A dated May 17, 2001.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 29, 2001